UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is hereby incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective February 20, 2018, Long Blockchain Corp. (the “Company”) appointed Shamyl Malik as Chief Executive Officer of the Company to replace Philip Thomas. In connection therewith, Mr. Thomas terminated his employment agreement with the Company for “good reason” due to a substantial and material adverse change in Mr. Thomas’ title, duties and responsibilities, and resigned as a director of the Company. Under Mr. Thomas’ employment agreement, he is entitled to be paid nine (9) months of his base salary, all valid expense reimbursements and all accrued but unused vacation pay (pro rata for the period to the date of termination).

Mr. Malik will now assume Mr. Thomas’ duties as Chief Executive Officer. Mr. Malik has served as a member of the Company’s board of directors since January 2018. Mr. Malik has been involved in the financial technology sector for over the past decade. He has served as Global Head of Trading at Voltaire Capital, a leading liquidity provider in the foreign exchange market, since June 2015. Prior to joining Voltaire Capital, he served as Head of FX Electronic Trading at Morgan Stanley (January 2014 to May 2015) and Head of Electronic Market Making for Emerging Markets and Precious Metals in the Capital Markets Division at Citibank (July2010 to December 2013). Mr. Malik began his investment banking career at Lehman Brothers, working in both New York and London across various derivative trading roles in fixed income, commodities and currencies. He received a B.Sc. from Lahore University of Management Sciences, completed his Master of Philosophy degree in Econometrics at the Corpus Christi College, University of Oxford, and has performed economic research at the IMF and the World Bank in Washington D.C.

In connection with Mr. Malik’s appointment, the Company and Mr. Malik entered into a one-year employment agreement. The employment agreement provides for Mr. Malik to receive a base salary of $250,000. For the first six months of Mr. Malik’s employment, his salary will be paid in shares of Common Stock of the Company. For the remaining six months of Mr. Malik’s employment (and any extension period agreed upon between the parties), his salary will be payable in cash, shares of Common Stock of the Company or a combination thereof, at the sole option of Mr. Malik. Additionally, if Mr. Malik is still employed by the Company on January 1, 2019, he will be entitled to a guaranteed bonus of $250,000, payable half in shares of Common Stock of the Company and half in cash, shares of Common Stock of the Company or a combination thereof, at the sole option of Mr. Malik. All shares issued under the agreement will be valued at $3.00 per share and be under the Company’s 2017 Long-Term Incentive Equity Plan.

Unless terminated by the Company without “cause” or by Mr. Malik with “good reason” (as such terms are defined in the employment agreement), upon termination Mr. Malik will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by the Company without “cause” or by Mr. Malik with “good reason,” Mr. Malik will be entitled to be paid severance equal to his base salary for a period of nine months.

Mr. Malik’s employment agreement contains provisions for the protection of the Company’s intellectual property and confidential information and certain non-competition restrictions (generally imposing restrictions during employment and until six months thereafter on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

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The Company’s board of directors also approved management’s intentions to spin off Long Island Brand Beverages, LLC (“LIBB”), the Company’s existing beverage business subsidiary (the “Spin Off”). The Spin Off will allow the Company to focus exclusively on its move into the blockchain technology industry. The Company aims to structure and complete the Spin Off during the second quarter of 2018, and aims to maintain a public listing for the spun off company (“SpinCo”). The Board of Directors of the Company has formed a beverage subcommittee comprised of board members Bill Hayde, John Carson, and Tom Cardella who will be solely responsible for appointing the Board and Chief Executive Officer of SpinCo.

In connection with the foregoing, Cullen Inc Holdings Ltd., a significant shareholder of the Company (the “Cullen Group”), and certain other shareholders of the Company with which it is affiliated (collectively, the “Signing Stockholders”) entered into voting agreements with the Company pursuant to which they agreed to vote the shares of Common Stock of the Company owned by them, to the extent necessary, in favor of any action necessary to effectuate the Spin Off. Additionally, until the earlier of (i) one year from the consummation of the Spin Off or (ii) the date on which the shares of SpinCo become listed on a national securities exchange, in the event any vote of stockholders of SpinCo is necessary to effectuate any corporate action, the Signing Stockholders agreed to vote the SpinCo shares they receive upon consummation of the Spin Off (i) in favor of any corporate action recommended by the then existing board of directors of SpinCo (each a “SpinCo Action”), including but not limited to, the election of directors and any extraordinary corporate transaction, including a merger, acquisition, sale, consolidation, reorganization or liquidation involving SpinCo and a third party, or any other proposal of a third party to acquire SpinCo and/or (ii) against any action or agreement which would impede, interfere with or prevent any SpinCo Action from being consummated. The Signing Stockholders agreed not to transfer their shares of the Company and SpinCo for certain periods of time subject to certain limited exceptions.

Pursuant to the voting agreement, the Company agreed to appoint to the board of directors a nominee of the Cullen Group that is mutually agreeable to the Company and the Cullen Group. The Cullen Group has not yet designated any appointee.

The foregoing descriptions of Mr. Malik’s employment agreement and the voting agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits attached to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 20, 2018, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description
10.1	Form of Voting Agreement
10.2	Employment Agreement with Shamyl Malik
99.1	Press release dated February 20, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018

LONG BLOCKCHAIN CORP.

By:	/s/ Shamyl Malik
Name:	Shamyl Malik
Title:	Chief Executive Officer

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